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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
W Holding Company, Inc.
Mayaguez, Puerto Rico

We consent to the incorporation by reference in the Registration Statement No. 333-60126 of W Holding Company, Inc. on Form S-8 of our reports dated February 22, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of W Holding Company, Inc. for the year ended December 31, 2001.




DELOITTE & TOUCHE LLP

San Juan, Puerto Rico
March 28, 2002


Stamp No.1789526 affixed to original.